UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 25, 2003
                                                          ---------------




                               RTIN HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State of Other Jurisdiction of Incorporation)

              001-13559                                   75-2968064
       (Commission File Number)                (IRS Employer Identification No.)

       911 W. Loop 281, Suite 5
           Longview, Texas                                 75605
(Address of Principal Executive Offices)                  (Zip Code)

                                 (903) 295-6800
              (Registrant's Telephone Number, Including Area Code)

Item 5.  Other Events.

On August 26, 2003 the Company announced that it had completed a private placement with two accredited investor groups (the "Investors") for One Million Five Hundred Thousand Dollars ($1,500,000) of the company's restricted common stock and warrants. The offering consisted of Six Hundred Thousand (600,000) units at Two Dollars and Fifty Cents ($2.50) per unit with each unit consisting of Two (2) restricted common shares and One (1) Series D Warrants with a strike price of One Dollar and Fifty Cents ($1.50) per share and a term of Thirty Six
(36) months.


Item 7.  Exhibits.

(a)      Exhibits.

         None




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                         RTIN HOLDINGS, INC.


Date:  August 26, 2003                   By: /s/ Curtis A. Swanson
                                            ------------------------------------
                                            Curtis A. Swanson, President and CEO